McGLADREY & PULLEN, LLP


Board of Trustees
Eclipse Financial Asset Trust

In planning and performing our audit of the financial statements of Eclipse
Financial Asset Trust (including the Ultra Short Term Income Fund, the Balanced
Fund, the Growth and Income Fund, and the Equity Fund) for the year ended
December 31, 1996, we considered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The  management  of  Eclipse  Financial  Asset  Trust  is
responsible  for
establishing and maintaining an internal control  structure.  In fulfilling this
responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of internal control  structure policies and
procedures.  Two of the  objectives  of an  internal  control structure  are to
provide management with reasonable, but not absolute,  assurance that assets are
safeguarded   against  loss  from  unauthorized  use  or
disposition  and  that
transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no maters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of
December 31, 1996.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.

                                                    /s/McGladrey &
Pullen, LLP

New York, New York
January 31, 1997